EXHIBIT 32.2

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: November 13, 2018

I, William J. Buchanan, Chief Financial Officer of Superconductor Technologies Inc, hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the period ended September 29, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer